  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 30, 2007

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment to Material Definitive Agreement

On October 30, 2007 the employment agreement between the Chief Executive Officer, Robert B. Sturges, and the Company (the “Employment Agreement”) was amended as follows:

1.
Section 4(c)(v) of the Employment Agreement which provided that Mr. Sturges was entitled to receive housing in a furnished corporate apartment for twelve (12) months was amended to provide that Mr. Sturges shall be entitled to such housing until February 1, 2008.

2.
Section 4(d) of the Employment Agreement which provided for a monthly allowance of $1,200 for airline tickets for Mr. Sturges and his spouse until November 1, 2007 was amended to provide that Mr. Sturges shall receive such allowance until February 1, 2008.

3.
Section 5(b) of the Employment Agreement which provided that Mr. Sturges has the right to voluntarily terminate his employment on January 1, 2008 by providing a written notice to the Company of such termination by November 1, 2007 was amended to provide that Mr. Sturges has the right to terminate his employment on March 31, 2008 by giving the Company a written notice of such termination by February 1, 2008.

Except as amended as set forth above, all terms of the Employment Agreement remain the same.

  Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits. The following exhibits are furnished as part of this current  Report on Form 8-K:

99.1     Amendment dated October 30, 2007 to Employment Contract of Robert B. Sturges dated November 27, 2006 as amended August 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: October 30, 2007	By: /s/ James J. Kohn
James J. Kohn
Chief Financial Officer

  INDEX TO EXHIBITS

Item	Exhibit
99.1	Amendment dated October 30, 2007 to Employment Contract of Robert B. Sturges dated November 27, 2006 as amended August 30, 2007.